     As filed with the Securities and Exchange Commission on April 6, 2001
                                                      Registration No. 333-
================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ---------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act Of 1933

                             ---------------------

                                InfoSpace, Inc.
            (Exact name of registrant as specified in its charter)

                             ---------------------

        DELAWARE                                        91-1718107
(State of Incorporation)                 (I.R.S. Employer Identification Number)


                              601 108th Ave N.E.
                                  Suite 1200
                              Bellevue, WA  98004
                   (Address of principal executive offices)

                             ---------------------

                  RESTATED 1996 FLEXIBLE STOCK INCENTIVE PLAN
                           (Full title of the plan)

                             ---------------------

                              John M. Hall, Esq.
                   Senior Vice President and General Counsel
                                InfoSpace, Inc.
                              601 108th Ave N.E.
                                  Suite 1200
                              Bellevue, WA  98004
                                (425) 201-6100
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)

                             ---------------------

                                   Copy to:
                          Patrick J. Schultheis, Esq.
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              5300 Carillon Point
                          Kirkland, Washington 98033
                                (425) 576-5800

==============================================================================================================================
                                               CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                       Title of                                             Proposed           Proposed
                      Securities                                             Maximum           Maximum
                        to be                              Amount to be   Offering Price       Aggregate         Amount of
                      Registered                            Registered     Per Share(1)    Offering Price(1)  Registration Fee
------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.0001 par value, to be issued upon
 exercise of options granted under the Restated
 1996 Flexible Stock Incentive Plan...................   8,000,000 shares     $1.845         $14,760,000.00      $3,690.00

==============================================================================================================================

(1) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act. Such computation is based on the estimated exercise price of $1.845 per share covering the authorized but unissued shares under the Restated 1996 Flexible Stock Incentive Plan being registered hereunder. The estimated exercise price per share was computed in accordance with Rule 457 by averaging the high and low prices of shares of the Company's Common Stock as reported on the Nasdaq National Market on April 3, 2001.

================================================================================

                                InfoSpace, Inc.

                      Registration Statement on Form S-8

Registration of Additional Securities.

     The contents of the Registrant's Registration Statements on Form S-8 as filed with the Commission on December 18, 1998 (File No. 333-69165), June 25, 1999 (File No. 333-81593), and July 27, 2000 (File No. 333-42340) are
incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in such prior Form S-8s.

     The Company is registering 8,000,000 shares of its Common Stock (all share amounts herein reflect the Company's two-for-one stock splits consummated in May 1999, January 2000, and April 2000) pursuant to this Registration Statement, all of which are reserved for issuance under the Stock Incentive Plan. Under the prior Form S-8s, the Company registered a total of 45,956,034 shares of its Common Stock that had been or were eligible to be issued under the Stock Incentive Plan.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits.

EXHIBIT
NUMBER                                  DESCRIPTION
-------     --------------------------------------------------------------------
  4.1*      Restated 1996 Flexible Stock Incentive Plan and Terms of Stock
            Option Grant Program for nonemployee directors under the Restated
            1996 Flexible Stock Incentive Plan

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered

 23.1       Consent of Deloitte & Touche L.L.P., Independent Auditors

 23.2       Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
            Exhibit 5.1)

 24.1       Power of Attorney (contained on signature page hereto)

-----------------------------------

* Incorporated by reference to the Registration Statement on Form S-8 (No. 333-81593) filed by the registrant on June 25, 1999.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 4th day of April, 2001.

                                     InfoSpace, Inc.


                                     /s/ John M. Hall
                                     -------------------------------------------
                                     John M. Hall
                                     Senior Vice President and General Counsel


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John M. Hall and Tammy D. Halstead, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the date indicated.


           Signature                                  Title                       Date
-------------------------------       ------------------------------------    -------------

/s/ Naveen Jain                       Chairman and Chief Executive Officer    April 4, 2001
-------------------------------        (Principal Executive Officer)
Naveen Jain


/s/ Tammy D. Halstead                 Chief Financial Officer                 April 4, 2001
-------------------------------        (Principal Financial and Accounting
Tammy D. Halstead                      Officer)


/s/ Edmund O. Belsheim, Jr.           Chief Operating Officer and Director    April 4, 2001
-------------------------------
Edmund O. Belsheim, Jr.


/s/ John E. Cunningham, IV            Director                                April 4, 2001
-------------------------------
John E. Cunningham, IV


/s/ Peter L.S. Currie                 Director                                April 4, 2001
-------------------------------
Peter L. S. Currie


/s/ David C. House                    Director                                April 4, 2001
-------------------------------
David C. House


/s/ Rufus W. Lumry, III               Director                                April 4, 2001
-------------------------------
Rufus W. Lumry, III


/s/ William D. Savoy                  Director                                April 4, 2001
-------------------------------
William D. Savoy

                                INFOSPACE, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS


EXHIBIT                                   DESCRIPTION
NUMBER
-------     --------------------------------------------------------------------
  4.1*      Restated 1996 Flexible Stock Incentive Plan and Terms of Stock
            Option Grant Program for nonemployee directors under the Restated
            1996 Flexible Stock Incentive Plan

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered

 23.1       Consent of Deloitte & Touche L.L.P., Independent Auditors

 23.2       Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
            Exhibit 5.1)

 24.1       Power of Attorney (contained on signature page hereto)

-----------------------------------

* Incorporated by reference to the Registration Statement on Form S-8 (No. 333-81593) filed by the registrant on June 25, 1999.